EXHIBIT 99.1

InPlay Technologies Reports Fiscal Year 2007 Financial Results

PHOENIX, March 24, 2008 (PRIME NEWSWIRE) -- InPlay Technologies (Nasdaq:NPLA) today announced financial results for the year ended December 31, 2007.

Total revenue for 2007 was $11.3 million, up from $9.5 million in 2006. Revenue for the three months ended December 31, 2007 was $400,000, down from $2.1 million in the comparable period during 2006. 2007 revenue includes $7.6 million from the sale of its allowed claim against Delphi Automotive Systems, LLC for licensing fees, $2.7 million from the FinePoint segment and $1 million from the Duraswitch segment. InPlay does not expect any future revenue related to Delphi.

InPlay reported net income for the year of $1.5 million, or $0.13 per share, compared to a net loss of $3.2 million or $0.28 per share for 2006. For the three-month period ended December 31, 2007, the Company reported a net loss of $2.0 million, or $0.17 per share as compared to a net loss of $1.7 million, or $0.15 per share, for the three-month period in 2006.

"As expected, our revenue in the fourth quarter was down as we completed production for our largest FinePoint customer. We have made significant progress in our efforts to win new projects utilizing both our FinePoint and Duraswitch technologies. Until we are able to close new product sales and begin production, we are mindful of our cash use," said Stephen Hanson, InPlay chairman and CEO.

As a result of InPlay's financial condition, the company's auditors have raised substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments related to the recoverability of recorded asset amounts that might be necessary as a result of this uncertainty.

"2007 was a transitional year for InPlay. We have deep roots in technology design and confidence in our products' advantages. Our efforts over the last year have focused on creating the infrastructure that we believe will be necessary to support our customers and successfully execute our business strategy," Hanson added. "We begin 2008 an almost entirely new company. We have a new leadership team, stronger internal skills and have partnered with select industry leaders for manufacturing, engineering design and marketing support. With these critical pieces in place, we are focused on execution."

Conference Call

InPlay Technologies will host a conference call today at 5:00 p.m. Eastern Time. To participate on the live call, analysts and investors should dial 800-218-8862 at least ten minutes prior to the call. To participate on the live call from outside the U.S., dial 303-262-2141. InPlay Technologies will also offer a live and archived webcast of the conference call, accessible from the "Investor" section of the company's Web site (http://www.inplaytechnologies.com). A telephonic replay of the conference call will also be available through March 26 by dialing 800-405-2236 and entering passcode 11110714#.

About InPlay Technologies

InPlay Technologies is a developer of innovative human interface devices for electronic products. The company's FinePoint division offers the only digital-based pen-input solution for the rapidly growing mobile computing market. With InPlay's digital technology, OEMs have an almost limitless roadmap for development of new features and functions for their product designs. The Company's Duraswitch(r) brand of electronic switch technologies couples the friendly tactile feedback of mechanical pushbuttons and rotary dials with the highly reliable, thin profile of membrane switches enabling OEMs to create ergonomic, space saving input panels for a wide range of applications. Visit www.inplaytechnologies.com for more information.

The InPlay Technologies, Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=4420

This news release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding our estimations of our progress in winning new projects and derive additional revenue from our Duraswitch and FinePoint technologies, the advantages of our patented technologies, the benefits of our efforts to create infrastructure to support future growth, including a new leadership team, internal skills and strategic partners, and our ability to execute on our business plan. Risks and uncertainties that could cause results to differ materially from those projected include changes in orders or timing from our licensees, lack of market acceptance of our products, general changes in demand in the personal computing industry, pricing pressures, component shortages, limited cash resources, unanticipated expenses or other unforeseen difficulties related to manufacturing our technologies and other uncertainties described from time to time in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on March 24, 2008. These forward-looking statements represent our beliefs as of the date of this press release and we disclaim any intent or obligation to update these forward-looking statements.

 INPLAY TECHNOLOGIES, INC.

 CONSOLIDATED STATEMENTS OF OPERATIONS
 YEARS ENDED DECEMBER 31, 2007 AND 2006
 ---------------------------------------------------------------------

                                                2007          2006
                                            ------------  ------------
 NET REVENUE:
   FinePoint                                $ 2,714,579   $ 8,638,519
   Duraswitch related party - Delphi          7,631,250            --
   Duraswitch non-related parties               991,955       853,643
                                            ------------  ------------
     Total net revenue                       11,337,784     9,492,162

 COST OF GOODS SOLD:
   FinePoint                                  2,260,073     7,919,064
   Duraswitch                                   395,893       306,440
                                            ------------  ------------
     Total cost of goods sold                 2,655,966     8,225,504
                                            ------------  ------------
      Gross profit                            8,681,818     1,266,658
                                            ------------  ------------

 OPERATING EXPENSES:
   Selling, general and administrative        5,144,462     3,230,545
   Research, development and commercial
    application engineering                   2,280,914     1,351,272
                                            ------------  ------------
     Total operating expenses                 7,425,376     4,581,817
                                            ------------  ------------

 INCOME (LOSS) FROM OPERATIONS                1,256,442    (3,315,159)

 OTHER INCOME:
   Interest and other income - net              285,101        99,980
                                            ------------  ------------

 NET INCOME (LOSS)                          $ 1,541,543   $(3,215,179)
                                            ============  ============

 NET INCOME (LOSS) PER COMMON SHARE,
  BASIC                                     $      0.13   $     (0.28)
                                            ============  ============

 NET INCOME (LOSS) PER COMMON SHARE,
  DILUTED                                   $      0.13   $     (0.28)
                                            ============  ============

 WEIGHTED AVERAGE SHARES OUTSTANDING,
  BASIC                                      11,530,233    11,493,205
                                            ============  ============

 WEIGHTED AVERAGE SHARES OUTSTANDING,
  DILUTED                                    11,566,553    11,493,205
                                            ============  ============

 INPLAY TECHNOLOGIES, INC.

 CONSOLIDATED BALANCE SHEET
 DECEMBER 31, 2007
 ---------------------------------------------------------------------

                                                              2007
                                                          ------------
 ASSETS
 CURRENT ASSETS
   Cash and cash equivalents                             $  5,592,412
   Accounts receivable                                        228,610
   Inventory                                                  108,562
   Prepaid expenses and other current assets                  128,932
                                                         -------------
     Total current assets                                   6,058,516
 PROPERTY AND EQUIPMENT - Net                                 437,248
 GOODWILL                                                   1,321,240
 PATENTS - Net                                              1,205,977
 OTHER ASSETS                                                  17,731
                                                         -------------
 TOTAL                                                   $  9,040,712
                                                         =============

 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES
   Accounts payable                                      $    642,781
   Accrued salaries and benefits                              777,987
   Accrued purchase commitments                               558,000
   Other accrued expenses and other current liabilities       453,108
   Deferred licensing and other revenue                        15,695
                                                         -------------
     Total current liabilities                              2,447,571
                                                         -------------
 LONG-TERM LIABILITIES
   Other non-current liabilities                              173,228
                                                         -------------
     Total long-term liabilities                              173,228
                                                         -------------
     Total liabilities                                      2,620,799
                                                         -------------
 COMMITMENTS AND CONTINGENCIES
 STOCKHOLDERS' EQUITY
   Preferred stock, no par value, 10,000,000 shares
    authorized, no shares issued and outstanding in 2007           --
   Common stock, $.001 par value, 40,000,000 shares
    authorized 11,595,138 shares issued and outstanding        11,595
   Additional paid-in capital                              31,706,458
   Accumulated deficit                                    (25,298,140)
                                                         -------------
     Total stockholders' equity                             6,419,913
                                                         -------------
 TOTAL                                                   $  9,040,712
                                                         =============

CONTACT: InPlay Technologies, Inc.
         Heather Beshears, Vice President, Corporate Communications
         480-586-3357
         Heather@InPlayTechnologies.com